Exhibit 99.1

N E W S R E L E A S E
4955 Technology Way ∎ Boca Raton, Florida 33431 ∎ www.geogroup.com

THE GEO GROUP REPORTS FIRST QUARTER 2021 RESULTS

AND UPDATES FULL YEAR 2021 GUIDANCE

Boca Raton, Fla. – May 10, 2021 — The GEO Group, Inc. (NYSE: GEO) (“GEO”), a fully integrated equity real estate investment trust (“REIT”) and a leading provider of enhanced in-custody rehabilitation, post-release support, and community-based programs, reported today its financial results for the first quarter 2021 and updated its financial guidance for the full-year 2021.

First Quarter 2021 Highlights

•	Total revenues of $576.4 million

•	Net Income Attributable to GEO of $50.5 million or $0.41 per diluted share

•	1Q21 results reflect $13.3 million pre-tax gain on real estate assets and $3.0 million pre-tax gain on the extinguishment of debt

•	Adjusted Net Income of $0.28 per diluted share

•	Net Operating Income of $152.3 million

•	Normalized FFO of $0.44 per diluted share

•	AFFO of $0.60 per diluted share

We reported first quarter 2021 net income attributable to GEO of $50.5 million, or $0.41 per diluted share, compared to $25.2 million, or $0.21 per diluted share, for the first quarter 2020. We reported total revenues for the first quarter 2021 of $576.4 million compared to $605.0 million for the first quarter 2020. First quarter 2021 results reflect a $13.3 million gain on real estate assets, pre-tax, a $3.0 million gain on the extinguishment of debt, pre-tax, and a $0.1 million benefit in the tax effect of adjustments to net income attributable to GEO. Excluding these items, we reported first quarter 2021 Adjusted Net Income of $34.1 million, or $0.28 per diluted share, compared to $28.8 million, or $0.24 per diluted share, for the first quarter 2020.

We reported first quarter 2021 Normalized Funds From Operations (“Normalized FFO”) of $53.1 million, or $0.44 per diluted share, compared to $47.2 million, or $0.39 per diluted share, for the first quarter 2020. We reported first quarter 2021 Adjusted Funds From Operations (“AFFO”) of $72.2 million, or $0.60 per diluted share, compared to $66.6 million, or $0.55 per diluted share, for the first quarter 2020.

George C. Zoley, Chairman and Chief Executive Officer of GEO, said, “While we continue to face operational and financial challenges associated with COVID-19, we remain pleased with the performance of our diversified business units. We believe that our company remains resilient and is supported by long-term real estate assets and contracts entailing essential government services. We recognize that heightened political rhetoric has created concerns regarding our future access to financing, and recent federal policy actions have resulted in the non-renewal of some of our contracts. To address these challenges, we are focused on debt reduction, deleveraging, and internally funding growth, which we believe is in the best interests of our shareholders as we focus on addressing our debt maturities and enhancing long-term shareholder value.”

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Contact: Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

N E W S    R E L E A S E

Recent Developments

On January 26, 2021, President Biden signed an executive order directing the United States Attorney General not to renew U.S. Department of Justice (“DOJ”) contracts with privately operated criminal detention facilities, as consistent with applicable law (the “Executive Order”). Two agencies of the DOJ, the Federal Bureau of Prisons (“BOP”) and U.S. Marshals Service (“USMS”), utilize our services. The BOP houses inmates who have been convicted of federal crimes, and the USMS is generally responsible for detainees who are awaiting trial or sentencing in U.S. federal courts.

As we have previously disclosed, prior to the signing of the Executive Order, the BOP had already decided to not renew contracts for three of our secure services facilities, one of which expired at the end of January 2021 and two of which expired at the end of March 2021. During the first quarter 2021, we were notified by the BOP that the contract for our company-owned Great Plains Correctional Facility in Oklahoma will not be renewed when the current contract period expires on May 31, 2021. We were also notified that the BOP has decided to end its contract with the county-owned and managed Reeves County Detention Center I & II effective May 10, 2021, and as a result, our management consulting contract with Reeves County, Texas for this facility has also ended. We expect that our remaining secure services contracts with the BOP will not be renewed when the current contract periods expire between the end of November 2021 and the end of September 2022. For the three months ended March 31, 2021, our secure services contracts with the BOP accounted for approximately 12% of our total revenues.

Unlike the BOP, the USMS does not own and operate its detention facilities. The USMS contracts for the use of facilities, which are generally located in areas near federal courthouses, primarily through intergovernmental service agreements, and to a lesser extent, direct contracts. We are cooperating with the USMS in assessing various alternatives on how to comply with the Executive Order. During the first quarter 2021, we were notified by the USMS that it would not renew the contract for our company-owned Queens Detention Facility in New York, which ended on March 31, 2021. We currently operate four additional detention facilities that are under direct contracts and eight detention facilities that are under intergovernmental agreements with the USMS. The four direct contracts are up for renewal at various times over the next few years, including two in late 2021. For the three months ended March 31, 2021, the direct contracts and intergovernmental agreements with the USMS accounted for approximately 15% of our total revenues.

President Biden’s Administration may implement additional executive orders or directives relating to federal criminal justice policies and immigration policies which may impact the federal government’s use of public-private partnerships with respect to correctional and detention needs, including with respect to our contracts, and/or may impact the budget and spending priorities of federal agencies, including the BOP, USMS, and U.S. Immigration and Customs Enforcement.

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Contact: Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

N E W S    R E L E A S E

Updated 2021 Financial Guidance

•	FY21 Revenues of $2.23-$2.25 Billion

•	FY21 Net Income Attributable to GEO of $141-$150 Million

•	FY21 Adjusted EBITDAre of $395-$406 Million

•	FY21 AFFO of $2.23-$2.31 per diluted share

We have updated our financial guidance for the full year 2021 and have issued our financial guidance for the second quarter 2021. Our updated guidance continues to assume a slow recovery from the COVID-19 pandemic throughout 2021. Our updated guidance reflects the previously announced expiration of three of our secure services contracts with the BOP during the first quarter 2021 and the discontinuation of our management consulting contract with Reeves County, Texas. Our guidance also reflects our previously announced expectation that three additional secure services contracts with the BOP will not be renewed when their current contract option periods expire during 2021.

With respect to the USMS, our 2021 guidance reflects only the previously announced non-renewal of the contract for our Queens Detention Facility in New York, which expired on March 31, 2021, and we will continue to monitor the scope and implementation timeline of President Biden’s Executive Order. These contract non-renewals are offset in part by the activation in late 2020 of our three ICE Annex facilities in California and our Eagle Pass Detention Facility in Texas, which we expect to achieve normalized operations over the course of 2021.

For the full year 2021, we expect Net Income Attributable to GEO to be in a range of $141 million to $150 million. We expect full year 2021 revenues to be in a range of approximately $2.23 billion to $2.25 billion. We expect full year 2021 Adjusted EBITDAre to be in a range of approximately $395 million to $406 million. We expect full year 2021 Adjusted Net Income per diluted share to be in a range of $1.02 to $1.10 and full year 2021 AFFO per diluted share to be in a range of $2.23 to $2.31.

For the second quarter 2021, we expect Net Income Attributable to GEO to be in a range of $35 million to $38 million. We expect second quarter 2021 revenues to be in a range of $558 million to $563 million. We expect second quarter 2021 AFFO to be in a range of $0.57 to $0.59 per diluted share.

Balance Sheet and Liquidity

During the fourth quarter 2020, we drew down $250 million under our revolving credit facility. At the end of the first quarter 2021, we had approximately $290 million in cash on hand. During the second quarter 2021, to preserve liquidity, maintain financial flexibility, and for general corporate purposes, we drew down an additional $170 million under our revolving credit facility, increasing our cash on hand to approximately $460 million and leaving approximately $14 million in additional borrowing capacity under our revolving credit facility, subject to the satisfaction of the applicable conditions precedent to any such borrowings.

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Contact: Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

N E W S    R E L E A S E

During the first quarter 2021, we reduced our total net debt by approximately $57 million, which represents substantial progress toward our previously articulated objective of reducing net debt by $125 million to $150 million in 2021. Based on our progress to date, we continue to target net debt reductions of no less than $125 million to $150 million. In the first quarter 2021, we also sold our interest in the Talbot Hall reentry center in New Jersey, resulting in net proceeds to GEO of $13.2 million. We are evaluating the potential sale of additional company-owned assets.

Dividend Suspension

On April 7, 2021, we announced that GEO’s Board of Directors (the “Board”) immediately suspended our quarterly dividend payments with the goal of maximizing the use of cash flows to repay debt, deleverage, and internally fund growth. GEO currently intends to maintain its corporate tax structure as a Real Estate Investment Trust (“REIT”), but the Board has determined to undertake an evaluation of GEO’s structure as a REIT.

The Board’s evaluation of our current corporate tax structure and our REIT status is expected to take into consideration, among other factors, potential changes to our financial operating performance, as well as, potential changes to the Internal Revenue Code of 1986, as amended (the “Code”) applicable to U.S. corporations and REITs. The Board expects to conclude its evaluation in the fourth quarter 2021, and should the Board determine not to change its current intent to maintain GEO’s REIT status, an additional dividend payment may be required before year-end in order to meet the minimum REIT distribution requirements under the Code.

COVID-19 Information

As the COVID-19 pandemic has impacted communities across the United States and around the world, our employees and facilities have also been impacted by the spread of COVID-19. Ensuring the health and safety of our employees and all those in our care has always been our number one priority. From the start of the pandemic, we implemented mitigation initiatives to address the risks of COVID-19, consistent with the guidance issued for correctional and detention facilities by the Centers for Disease Control and Prevention (“CDC”). We will continue to evaluate and refine the steps we have taken as appropriate and necessary based on updated guidance by the CDC and best practices, including the efficacy and distribution of COVID-19 vaccines. We are grateful for our frontline employees who continue to make daily sacrifices to care for all those in our facilities.Information on the COVID-19 mitigation initiatives implemented by GEO can be found at www.geogroup.com/COVID19.

Conference Call Information

We have scheduled a conference call and simultaneous webcast for today at 11:00 AM (Eastern Time) to discuss our first quarter 2021 financial results as well as our outlook. The call-in number for the U.S. is 1-877-250-1553 and the international call-in number is 1-412-542-4145. In addition, a live audio webcast of the conference call may be accessed on the Webcasts section under the News, Events and Reports tab of GEO’s investor relations webpage at investors.geogroup.com. A replay of the webcast will be available on the website for one year. A telephonic replay of the conference call will be available until May 24, 2021 at 1-877-344-7529 (U.S.) and 1-412-317-0088 (International). The participant passcode for the telephonic replay is 10155375.

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Contact: Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

N E W S    R E L E A S E

About The GEO Group

The GEO Group (NYSE: GEO) is a fully integrated equity real estate investment trust specializing in the design, financing, development, and operation of secure facilities, processing centers, and community reentry centers in the United States, Australia, South Africa, and the United Kingdom. GEO is a leading provider of enhanced in-custody rehabilitation, post-release support, electronic monitoring, and community-based programs. GEO’s worldwide operations include the ownership and/or management of 116 facilities totaling approximately 92,000 beds, including idle facilities and projects under development, with a workforce of up to approximately 21,000 professionals.

Reconciliation Tables and Supplemental Information

GEO has made available Supplemental Information which contains reconciliation tables of Net Income Attributable to GEO to Net Operating Income, Net Income to EBITDAre (EBITDA for real estate) and Adjusted EBITDAre (Adjusted EBITDA for real estate), and Net Income Attributable to GEO to FFO, Normalized FFO and Adjusted FFO, along with supplemental financial and operational information on GEO’s business and other important operating metrics, and in this press release, Net Income Attributable to GEO to Adjusted Net Income. The reconciliation tables are also presented herein. Please see the section below titled “Note to Reconciliation Tables and Supplemental Disclosure—Important Information on GEO’s Non-GAAP Financial Measures” for information on how GEO defines these supplemental Non-GAAP financial measures and reconciles them to the most directly comparable GAAP measures. GEO’s Reconciliation Tables can be found herein and in GEO’s Supplemental Information available on GEO’s investor webpage at investors.geogroup.com.

Note to Reconciliation Tables and Supplemental Disclosure –

Important Information on GEO’s Non-GAAP Financial Measures

Net Operating Income, EBITDAre, Adjusted EBITDAre, Funds from Operations, Normalized Funds from Operations, Adjusted Funds from Operations, and Adjusted Net Income are non-GAAP financial measures that are presented as supplemental disclosures. GEO has presented herein certain forward-looking statements about GEO’s future financial performance that include non-GAAP financial measures, including Adjusted EBITDAre, Net Operating Income, FFO, Normalized FFO, and AFFO. The determination of the amounts that are included or excluded from these non-GAAP financial measures is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts recognized in a given period. While we have provided a high level reconciliation for the guidance ranges for full year 2021, we are unable to present a more detailed quantitative reconciliation of the forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures because management cannot reliably predict all of the necessary components of such GAAP measures. The quantitative reconciliation of the forward-looking non-GAAP financial measures will be provided for completed annual and quarterly periods, as applicable, calculated in a consistent manner with the quantitative reconciliation of non-GAAP financial measures previously reported for completed annual and quarterly periods.

Net Operating Income is defined as revenues less operating expenses, excluding depreciation and amortization expense, general and administrative expenses, real estate related operating lease expense, and start-up expenses, pre-tax. Net Operating Income is calculated as net income adjusted by subtracting equity in earnings of affiliates, net of income tax provision, and by adding income tax provision, interest expense, net of interest income, gain/loss on extinguishment of debt, depreciation and amortization expense, general and administrative expenses, real estate related operating lease expense, gain on real estate assets, pre-tax, and start-up expenses, pre-tax.

EBITDAre (EBITDA for real estate) is defined as net income adjusted by adding provisions for income tax, interest expense, net of interest income, depreciation and amortization, and gain on real estate assets, pre-tax. Adjusted EBITDAre (Adjusted EBITDA for real estate) is defined as EBITDAre adjusted for net loss attributable to non-controlling interests, stock-based compensation expenses, pre-tax, and certain other adjustments as defined from time to time, including for the periods presented start-up expenses, pre-tax, COVID-19 expenses, pre-tax, close-out expenses, pre-tax, and other non-cash revenue and expense, pre-tax.

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Contact: Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

N E W S    R E L E A S E

Given the nature of our business as a real estate owner and operator, we believe that EBITDAre and Adjusted EBITDAre are helpful to investors as measures of our operational performance because they provide an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We believe that by removing the impact of our asset base (primarily depreciation and amortization) and excluding certain non-cash charges, amounts spent on interest and taxes, and certain other charges that are highly variable from year to year, EBITDAre and Adjusted EBITDAre provide our investors with performance measures that reflect the impact to operations from trends in occupancy rates, per diem rates and operating costs, providing a perspective not immediately apparent from net income attributable to GEO. The adjustments we make to derive the non-GAAP measures of EBITDAre and Adjusted EBITDAre exclude items which may cause short-term fluctuations in income from continuing operations and which we do not consider to be the fundamental attributes or primary drivers of our business plan and they do not affect our overall long-term operating performance. EBITDAre and Adjusted EBITDAre provide disclosure on the same basis as that used by our management and provide consistency in our financial reporting, facilitate internal and external comparisons of our historical operating performance and our business units and provide continuity to investors for comparability purposes.

Funds From Operations, or FFO, is defined in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which defines FFO as net income/loss attributable to common shareholders (computed in accordance with United States Generally Accepted Accounting Principles), excluding real estate related depreciation and amortization, excluding gains and losses from the cumulative effects of accounting changes, extraordinary items and sales of properties, and including adjustments for unconsolidated partnerships and joint ventures. Normalized Funds from Operations, or Normalized FFO, is defined as FFO adjusted for certain items which by their nature are not comparable from period to period or that tend to obscure GEO’s actual operating performance, including for the periods presented gain on the extinguishment of debt, pre-tax, start-up expenses, pre-tax, COVID-19 expenses, pre-tax, close-out expenses, pre-tax, and tax effect of adjustments to FFO. Adjusted Funds From Operations, or AFFO, is defined as Normalized FFO adjusted by adding non-cash expenses such as non-real estate related depreciation and amortization, stock based compensation expense, the amortization of debt issuance costs, discount and/or premium and other non-cash interest, and by subtracting recurring consolidated maintenance capital expenditures and other non-cash revenue and expenses.

Adjusted Net Income is defined as Net Income Attributable to GEO adjusted for certain items which by their nature are not comparable from period to period or that tend to obscure GEO’s actual operating performance, including for the periods presented gain on real estate assets, pre-tax, gain on the extinguishment of debt, pre-tax, start-up expenses, pre-tax, COVID-19 expenses, pre-tax, close-out expenses, pre-tax, and tax effect of adjustments to Net Income Attributable to GEO.

Because of the unique design, structure and use of our GEO Secure Services and GEO Care facilities, we believe that assessing the performance of our secure facilities, processing centers, and reentry centers without the impact of depreciation or amortization is useful and meaningful to investors. Although NAREIT has published its definition of FFO, companies often modify this definition as they seek to provide financial measures that meaningfully reflect their distinctive operations. We have modified FFO to derive Normalized FFO and AFFO that meaningfully reflect our operations. Our assessment of our operations is focused on long-term sustainability. The adjustments we make to derive the non-GAAP measures of Normalized FFO and AFFO exclude items which may cause short-term fluctuations in net income attributable to GEO but have no impact on our cash flows, or we do not consider them to be fundamental attributes or the primary drivers of our business plan and they do not affect our overall long-term operating performance. We may make adjustments to FFO from time to time for certain other income and expenses that do not reflect a necessary component of our operational performance on the basis discussed above, even though such items may require cash settlement.

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Contact: Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

N E W S    R E L E A S E

Because FFO, Normalized FFO and AFFO exclude depreciation and amortization unique to real estate as well as non-operational items and certain other charges that are highly variable from year to year, they provide our investors with performance measures that reflect the impact to operations from trends in occupancy rates, per diem rates, operating costs and interest costs, providing a perspective not immediately apparent from Net Income Attributable to GEO. We believe the presentation of FFO, Normalized FFO and AFFO provide useful information to investors as they provide an indication of our ability to fund capital expenditures and expand our business. FFO, Normalized FFO and AFFO provide disclosure on the same basis as that used by our management and provide consistency in our financial reporting, facilitate internal and external comparisons of our historical operating performance and our business units and provide continuity to investors for comparability purposes. Additionally, FFO, Normalized FFO and AFFO are widely recognized measures in our industry as a real estate investment trust.

Safe-Harbor Statement

This press release contains forward-looking statements regarding future events and future performance of GEO that involve risks and uncertainties that could materially affect actual results, including statements regarding GEO’s financial guidance for the full-year and second quarter 2021, the Board’s decision to suspend GEO’s quarterly dividend payments with the goal of maximizing the use of cash flows to repay debt, deleverage, and internally fund growth, and the Board’s evaluation of GEO’s current corporate tax structure and REIT status. Risks and uncertainties that could cause actual results to vary from current expectations and forward-looking statements contained in this press release include, but are not limited to: (1) GEO’s ability to meet its financial guidance for 2021 given the various risks to which its business is exposed; (2) the Board’s ability to evaluate and conclude its evaluation regarding GEO’s corporate tax structure and REIT status by the fourth quarter 2021; (3) GEO’s ability to cancel capital expenditures previously planned for 2021 and its ability to deleverage and repay, refinance or otherwise address its debt maturities in an amount or on the timeline it expects, or at all; (4) the timing and scope of potential changes to the Code applicable to U.S. corporations and REITs; (5) changes in federal and state government policy, orders, directives, legislation and regulations that affect public-private partnerships with respect to secure, correctional and detention facilities, processing centers and reentry centers, including the timing and scope of implementation of President Biden’s Executive Order directing the U.S. Attorney General not to renew the U.S. Department of Justice contracts with privately operated criminal detention facilities; (6) changes in federal immigration policy; (7) public and political opposition to the use of public-private partnerships with respect to secure correctional and detention facilities, processing centers and reentry centers; (8) the magnitude, severity, and duration of the current COVID-19 global pandemic, its impact on GEO, GEO’s ability to mitigate the risks associated with COVID-19, and the efficacy and distribution of COVID-19 vaccines; (9) GEO’s ability to sustain or improve company-wide occupancy rates at its facilities in light of the COVID-19 global pandemic and policy and contract announcements impacting GEO’s federal facilities in the United States; (10) fluctuations in our operating results, including as a result of contract terminations, contract renegotiations, changes in occupancy levels and increases in our operating costs, (11) general economic and market conditions, including changes to governmental budgets and its impact on new contract terms, contract renewals, renegotiations, per diem rates, fixed payment provisions, and occupancy levels (12) GEO’s ability to timely open facilities as planned, profitably manage such facilities and successfully integrate such facilities into GEO’s operations without substantial costs; (13) GEO’s ability to win management contracts for which it has submitted proposals and to retain existing management contracts; (14) risks associated with GEO’s ability to control operating costs associated with contract start-ups; (15) GEO’s ability to successfully pursue growth and continue to create shareholder value; (16) GEO’s ability to obtain financing or access the capital markets in the future on acceptable terms or at all; (17) GEO’s ability to remain qualified as a REIT, including its ability to declare future dividend payments, should the Board determine not to change its current intent to maintain GEO’s REIT status; and (18) other factors contained in GEO’s Securities and Exchange Commission periodic filings, including its Form 10-K, 10-Q and 8-K reports.

First quarter 2021 financial tables to follow:

Contact: Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

N E W S    R E L E A S E

Condensed Consolidated Balance Sheets*

(Unaudited)

	As of	As of
	March 31, 2021	December 31, 2020
	(unaudited)	(unaudited)
ASSETS
Cash and cash equivalents	$289,391	$283,524
Restricted cash and cash equivalents	29,317	26,740
Accounts receivable, less allowance for doubtful accounts	346,817	362,668
Contract receivable, current portion	6,357	6,283
Prepaid expenses and other current assets	29,081	32,108

Total current assets	$700,963	$711,323
Restricted Cash and Investments	39,924	37,338
Property and Equipment, Net	2,114,058	2,122,195
Contract Receivable	389,713	396,647
Operating Lease Right-of-Use Assets, Net	125,269	124,727
Assets Held for Sale	6,926	9,108
Deferred Income Tax Assets	36,604	36,604
Intangible Assets, Net (including goodwill)	937,725	942,997
Other Non-Current Assets	76,265	79,187

Total Assets	$4,427,447	$4,460,126

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$84,469	$85,861
Accrued payroll and related taxes	87,466	67,797
Accrued expenses and other current liabilities	195,763	202,378
Operating lease liabilities, current portion	28,223	29,080
Current portion of finance lease obligations, long-term debt, and non-recourse debt	27,135	26,180

Total current liabilities	$423,056	$411,296
Deferred Income Tax Liabilities	30,726	30,726
Other Non-Current Liabilities	114,521	115,555
Operating Lease Liabilities	103,491	101,375
Finance Lease Liabilities	2,890	2,988
Long-Term Debt	2,494,987	2,561,881
Non-Recourse Debt	317,603	324,223
Total Shareholders’ Equity	940,173	912,082

Total Liabilities and Shareholders’ Equity	$4,427,447	$4,460,126

*	all figures in ‘000s

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Contact: Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

N E W S    R E L E A S E

Condensed Consolidated Statements of Operations*

(Unaudited)

	Q1 2021	Q1 2020
	(unaudited)	(unaudited)
Revenues	$576,377	$605,017
Operating expenses	428,151	461,746
Depreciation and amortization	34,117	33,327
General and administrative expenses	48,479	53,782

Operating income	65,630	56,162
Interest income	6,202	5,438
Interest expense	(31,844)	(34,180)
Gain on extinguishment of debt	3,038	1,563
Gain on sales of real estate	13,329	424

Income before income taxes and equity in earnings of affiliates	56,355	29,407
Provision for income taxes	7,936	6,546
Equity in earnings of affiliates, net of income tax provision	2,064	2,260

Net income	50,483	25,121
Less: Net loss attributable to noncontrolling interests	61	60

Net income attributable to The GEO Group, Inc.	$50,544	$25,181

Weighted Average Common Shares Outstanding:
Basic	120,022	119,394
Diluted	120,417	119,933
Net income per Common Share Attributable to The GEO Group, Inc. :
Basic:
Net income per share — basic	$0.41	$0.21

Diluted:
Net income per share — diluted	$0.41	$0.21

Regular Dividends Declared per Common Share	$0.25	$0.48

*	all figures in ‘000s, except per share data

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Contact: Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

N E W S    R E L E A S E

Reconciliation of Net Income Attributable to GEO to Adjusted Net Income

(In thousands, except per share data)(Unaudited)

	Q1 2021	Q1 2020
Net Income attributable to GEO	$50,544	$25,181
Add:
(Gain)/Loss on real estate assets, pre-tax	(13,329)	(424)
(Gain)/Loss on extinguishment of debt, pre-tax	(3,038)	(1,563)
Start-up expenses, pre-tax	—	1,953
COVID-19 expenses, pre-tax	—	892
Close-out expenses, pre-tax	—	1,936
Tax effect of adjustments to Net Income attributable to GEO	(92)	837

Adjusted Net Income	$34,085	$28,812

Weighted average common shares outstanding—Diluted	120,417	119,933
Adjusted Net Income Per Diluted Share (1)	$0.28	$0.24

(1)

Diluted earnings per share attributable to GEO available to common stockholders was calculated and presented in GEO’s unaudited financial statements under the two-class method for the three months ended March 31, 2021 due to the issuance of GEO’s 6.50% exchangeable senior notes due 2026 as the exchangeable senior notes are considered to be participating securities.

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Contact: Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

N E W S    R E L E A S E

Reconciliation of Net Income Attributable to GEO to FFO, Normalized FFO, and AFFO*

(Unaudited)

	Q1 2021	Q1 2020
	(unaudited)	(unaudited)
Net Income attributable to GEO	$50,544	$25,181
Add (Subtract):
Real Estate Related Depreciation and Amortization	18,972	18,395
(Gain) on real estate assets, pre-tax	(13,329)	(424)

Equals: NAREIT defined FFO	$56,187	$43,152

Add (Subtract):
(Gain)/loss on extinguishment of debt, pre-tax	(3,038)	(1,563)
Start-up expenses, pre-tax	—	1,953
COVID-19 expenses, pre-tax	—	892
Close-out expenses, pre-tax	—	1,936
Tax effect of adjustments to funds from operations **	(92)	837

Equals: FFO, normalized	$53,057	$47,207

Add (Subtract):
Non-Real Estate Related Depreciation & Amortization	15,145	14,932
Consolidated Maintenance Capital Expenditures	(3,939)	(7,027)
Stock Based Compensation Expenses	7,402	9,768
Other non-cash revenue & expenses	(1,102)	—
Amortization of debt issuance costs, discount and/or premium and other non-cash interest	1,683	1,670

Equals: AFFO	$72,246	$66,550

Weighted average common shares outstanding—Diluted	120,417	119,933
FFO/AFFO per Share—Diluted
Normalized FFO Per Diluted Share	$0.44	$0.39
AFFO Per Diluted Share	$0.60	$0.55
Regular Common Stock Dividends per common share	$0.25	$0.48

*	all figures in ‘000s, except per share data
**	tax adjustments related to gain on real estate assets, Gain on extinguishment of debt, Start-up expenses, COVID-19 expenses,

Close-out expenses and Other non-cash revenue & expenses.

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Contact: Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

N E W S    R E L E A S E

Reconciliation of Net Income Attributable to GEO to Net Operating Income, EBITDAre and Adjusted EBITDAre*

(Unaudited)

	Q1 2021	Q1 2020
	(unaudited)	(unaudited)
Net Income attributable to GEO	$50,544	$25,181
Less
Net loss attributable to noncontrolling interests	61	60

Net Income	$50,483	$25,121
Add (Subtract):
Equity in earnings of affiliates, net of income tax provision	(2,064)	(2,260)
Income tax provision	7,936	6,546
Interest expense, net of interest income	25,641	28,742
Gain on extinguishment of debt	(3,037)	(1,563)
Depreciation and amortization	34,117	33,327
General and administrative expenses	48,479	53,782

Net Operating Income, net of operating lease obligations	$161,555	$143,695

Add:
Operating lease expense, real estate	4,084	4,953
Gain on real estate assets, pre-tax	(13,329)	(424)
Start-up expenses, pre-tax	—	1,953

Net Operating Income (NOI)	$152,310	$150,177

	Q1 2021	Q1 2020
	(unaudited)	(unaudited)
Net Income	$50,483	$25,121
Add (Subtract):
Income tax provision **	8,276	6,989
Interest expense, net of interest income ***	22,603	27,179
Depreciation and amortization	34,117	33,327
Gain on real estate assets, pre-tax	(13,329)	(424)

EBITDAre	$102,150	$92,192

Add (Subtract):
Net loss attributable to noncontrolling interests	61	60
Stock based compensation expenses, pre-tax	7,402	9,768
Start-up expenses, pre-tax	—	1,953
COVID-19 expenses, pre-tax	—	892
Close-out expenses, pre-tax	—	1,936
Other non-cash revenue & expenses, pre-tax	(1,102)	—

Adjusted EBITDAre	$108,511	$106,801

*	all figures in ‘000s
**	including income tax provision on equity in earnings of affiliates
***	includes (gain)/loss on extinguishment of debt

—More—
Contact: Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations

N E W S    R E L E A S E

2021 Outlook/Reconciliation

(In thousands, except per share data)

(Unaudited)

	FY 2021
Net Income Attributable to GEO	$140,500	to	$150,000
Real Estate Related Depreciation and Amortization	76,000		76,000
Gain/Loss on Real Estate	(13,500)		(13,500)

Funds from Operations (FFO)	$203,000	to	$212,500

Loss on Extinguishment of Debt	(3,000)		(3,000)

Normalized Funds from Operations	$200,000	to	$209,500

Non-Real Estate Related Depreciation and Amortization	61,000		61,000
Consolidated Maintenance Capex	(14,000)		(14,000)
Non-Cash Stock Based Compensation	19,000		19,000
Non-Cash Interest Expense	7,500		7,500
Other Non-Cash Revenue & Expenses	(4,000)		(4,000)

Adjusted Funds From Operations (AFFO)	$269,500	to	$279,000

Net Interest Expense	99,000		100,000
Non-Cash Interest Expense	(7,500)		(7,500)
Consolidated Maintenance Capex	14,000		14,000
Income Taxes (including income tax provision on equity in earnings of affiliates)	20,000		20,000

Adjusted EBITDAre	$395,000	to	$405,500

G&A Expenses	182,000		182,000
Non-Cash Stock Based Compensation	(19,000)		(19,000)
Equity in Earnings of Affiliates	(8,000)		(8,000)
Real Estate Related Operating Lease Expense	19,000		19,000

Net Operating Income	$569,000	to	$579,500

Adjusted Net Income Per Diluted Share (2)	$1.02		$1.10
AFFO Per Diluted Share	$2.23	to	$2.31
Weighted Average Common Shares Outstanding-Diluted	121,000	to	121,000

(2)

In accordance with GAAP, diluted earnings per share attributable to GEO available to common stockholders is calculated under the if-converted method or the two-class method, whichever calculation results in the lowest diluted earnings per share amount, which may be lower than Adjusted Net Income Attributable to GEO Per Diluted Share.

—End—
Contact: Pablo E. Paez	(866) 301 4436
Executive Vice President, Corporate Relations